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                                                                   Exhibit 21.1

                          SUBSIDIARIES OF THE COMPANY


1.  Mental Health Outcomes, Inc., a Delaware corporation.

2. Horizon Mental Health Management, Inc., a Texas corporation formerly known as Horizon Mental Health Services, Inc., is the successor by merger to Horizon Mental Health Services, Inc., a Delaware corporation formerly known as Horizon Health Management Company.*

3.  HHG Colorado, Inc., a Colorado corporation, d/b/a Mountain Crest Hospital,
    Inc.

4.  HHMC Partners, Inc., a Delaware corporation.

5. Florida Professional Psychological Services, Inc., a Florida corporation, d/b/a Professional Psychological Services, Inc.

6.  Geriatric Medical Care, Inc., a Tennessee corporation.

7.  Clay Care, Inc., a Texas corporation.
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    * Horizon Mental Health Management, Inc., a Delaware corporation, was formerly known as Horizon Mental Health Services, Inc. and Horizon Health Group, Inc.